Registration No. 333--48998

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                          LOUISIANA-PACIFIC CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                                 93-0609074
      (State of incorporation)            (I.R.S. Employer Identification No.)

          805 S.W. Broadway
          Portland, Oregon                             97205-3303
(Address of principal executive offices)               (Zip code)


                          LOUISIANA-PACIFIC CORPORATION
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)



                                  MARK A. SUWYN
                      Chairman and Chief Executive Officer
                          Louisiana-Pacific Corporation
                                805 S.W. Broadway
                           Portland, Oregon 97205-3303
                            Telephone: (503) 821-5100
            (Name, address and telephone number of agent for service)



                                 DEREGISTRATION

                                 DEREGISTRATION


      The total number of shares of common stock, $1 par value per share, of Louisiana-Pacific Corporation registered pursuant hereto for issuance under the Louisiana-Pacific Corporation 2000 Employee Stock Purchase Plan is 1,500,000 shares, of which 121,035 shares have been sold since the Registration Statement became effective and 1,378,965 shares remain unsold. The Registration Statement is hereby amended to deregister the 1,378,965 remaining shares.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, state of Oregon, on the 3rd day of June, 2003.

                                 LOUISIANA-PACIFIC CORPORATION
                                 (Registrant)


                                 By:   /s/ Curtis M. Stevens
                                       ---------------------
                                       Curtis M. Stevens
                                       Executive Vice President, Administration,
                                       and Chief Financial Officer


      Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities indicated as of the 3rd day of June, 2003.

      Signature                                 Title

*MARK A. SUWYN                  Chairman,  Chief Executive  Officer and Director
                                (Principal Executive Officer)


/s/ Curtis M. Stevens           Executive  Vice President,  Administration,  and
---------------------           Chief Financial Officer (Principal Financial and
Curtis M. Stevens               Accounting Officer)


*E. GARY COOK                   Director


*ARCHIE W. DUNHAM               Director


---------------------           Director
Daniel K. Frierson


*PAUL W. HANSEN                 Director


*BRENDA J. LAUDERBACK           Director


---------------------           Director
Dustan E. McCoy


*LEE C. SIMPSON                 Director


*COLIN D. WATSON                Director



*By /s/ Anton C. Kirchhof
    ---------------------
      Anton C. Kirchhof, attorney-in-fact for each officer and director before whose name an asterisk appears.